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                                                                    EXHIBIT 11.1

                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001

HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE

                                                  Three Months Ended March 31, 2000          Three Months Ended March 31, 2001
                                                 -----------------------------------       ------------------------------------
                                                   Shares Outstanding                         Shares Outstanding
                                                 ----------------------                    ---------------------
                                                              Weighted                                   Weighted
                                                   Total       Average                       Total       Average
                                                ----------   ----------                    ----------   ----------
Net loss                                                                 $(3,058,124)                               $(2,470,521)
Common stock:
    Shares outstanding at beginning of period    2,694,798    2,694,798                    23,894,680   23,894,680
    Issued during the period:
       Exercise of warrants                         60,150       18,665
       Exercise of stock options                    63,500       40,329                        32,666       13,592
                                                ----------   ----------                    ----------   ----------

       Shares outstanding at end of period       2,818,448    2,753,792    2,753,792       23,927,346   23,908,272   23,908,272
                                                                         -----------                                -----------

Historical basic and diluted net loss per share                          $     (1.11)                               $     (0.10)
                                                                         ===========                                ===========


PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE

Common Stock:
    Conversion of preferred shares on January 1 13,794,104   13,794,104                            --           --
                                                ----------   ----------                    ----------   ----------

                                                16,612,552   16,547,896   16,547,896       23,927,346   23,908,272   23,908,272
                                                ==========   ==========   ----------       ==========   ==========   ----------

Pro forma basic and diluted net loss per share                           $    (0.18)                                $    (0.10)
                                                                         ==========                                  ==========
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